EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX  77060-3500  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release		13-008

Date: April 21, 2013	Contact:	Terrence Jamerson
Director, Finance & Investor Relations

Helix Reports First Quarter 2013 Results

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) reported net income of $1.6 million, or $0.02 per diluted share, for the first quarter of 2013 compared with net income of $65.7 million, or $0.62 per diluted share, for the same period in 2012, and a net loss of $171.6 million, or $(1.64) per diluted share, in the fourth quarter of 2012.

First quarter 2013 results were impacted by $36.8 million of pre-tax charges and expenses ($0.24 per share after-tax) related to the sale of our former wholly-owned U.S. oil and gas subsidiary, Energy Resource Technology GOM, Inc. (ERT). The total non-reoccurring pre-tax charges are comprised of the following:

·	$22.7 million loss on the sale of ERT and associated divestiture costs

·	$14.1 million loss in connection with the settlement of our commodity hedge contracts associated with the oil and gas business

Owen Kratz, President and Chief Executive Officer of Helix, stated, “We continue to see strong customer demand for our well intervention services as demonstrated by the recent announcement of a five year contract for the Q5000 semisubmersible currently under construction in Singapore. Furthermore, we have recently executed multi-year contract extensions with two key customers in the Gulf of Mexico for the Q4000, as well as increasing our contracted backlog for our North Sea well intervention assets.”

* * * * *

Summary of Results

(in thousands, except per share amounts and percentages, unaudited)

		Quarter Ended
		3/31/2013	3/31/2012	12/31/2012
	Revenues	$197,429	$229,842	$201,696

	Gross Profit (Loss)
	Operating	$52,567	$72,483	$49,026
		27%	32%	24%
	Contracting Services Impairments (1)	-	-	(157,951)
	Total	$52,567	$72,483	$(108,925)

	Net Income (Loss) Applicable to Common Shareholders
	Income (Loss) from continuing operations (2)	$557	$16,874	$(99,679)
	Income (Loss) from discontinued operations (3)	1,058	48,853	(71,888)
	Total	$1,615	$65,727	$(171,567)

	Diluted Earnings (Loss) Per Share
	Income (Loss) from continuing operations **	$0.01	$0.16	$(0.95)
	Income (Loss) from discontinued operations	$0.01	$0.46	$(0.69)
	Total	$0.02	$0.62	$(1.64)

	Adjusted EBITDA from continuing operations **	$42,031	$74,098	$47,699
	Adjusted EBITDAX from discontinued operations	31,754	134,543	65,528
	Adjusted EBITDAX (4)	$73,785	$208,641	$113,227

**
First quarter 2013 includes $14.1 million loss in connection with the settlement of our commodity hedge contracts associated with our former oil and gas business, which were not included in the sale of ERT.

Note: Footnotes appear at end of press release.

Segment Information, Operational and Financial Highlights
(in thousands, unaudited)

	Three Months Ended
	3/31/2013	3/31/2012	12/31/2012
Continuing Operations:
Revenues:
Contracting Services	$198,054	$244,544	$224,201
Production Facilities	20,393	20,022	20,082
Intercompany Eliminations	(21,018)	(34,724)	(42,587)
Total	$197,429	$229,842	$201,696

Income (Loss) from Operations:
Contracting Services	$39,304	$59,124	$39,433
Production Facilities	11,185	10,049	9,971
Loss on sale of asset	-	-	(543)
Contracting Services Impairments (1)	-	-	(157,951)
Corporate/Other	(33,531)	(16,085)	(31,551)
Intercompany Eliminations	(1,720)	(3,020)	(4,995)
Total	$15,238	$50,068	$(145,636)
Equity in Earnings of Equity Investments	$610	$407	$887

Discontinued Operations (Oil and Gas):
Revenues	$48,847	$178,085	$110,089
Income (Loss) from Operations (2)	$4,360	$82,129	$(103,611)

Note: Footnotes appear at end of press release.

Contracting Services

o
Well Intervention revenues increased slightly in the first quarter of 2013 compared to the fourth quarter of 2012 due to full vessel utilization of the fleet. On a combined basis, vessel utilization increased to 100% in the first quarter of 2013 compared to 94% in the fourth quarter of 2012. There was full utilization in the North Sea for the first quarter of 2013 compared to 91% in the fourth quarter of 2012. The Q4000 achieved 100% utilization in the Gulf of Mexico in the first quarter of 2013, marking it the third consecutive quarter of full utilization.

o
Robotics revenues decreased in the first quarter of 2013 compared to the fourth quarter of 2012, primarily reflecting a reduction in vessel utilization. Most significantly, the Deep Cygnus was idle for 75 days during the first quarter. Chartered vessel utilization in the first quarter of 2013 was 69% compared to 87% in the fourth quarter of 2012. The utilization decrease reflects the potentially harsh weather conditions in the North Sea during the winter months resulting in a seasonal decline in the scheduling of robotics activities during that period.

o
Subsea Construction revenues remained relatively flat in the first quarter of 2013 compared to the fourth quarter of 2012. Although utilization for the Express improved quarter over quarter, the vessel worked at standby rates for approximately one month during the quarter due to customer scheduling delays. The Caesar continued its work offshore Mexico on an accommodations project for the entire first quarter of 2013. On a combined basis, Subsea Construction vessel utilization increased to 90% in the first quarter of 2013 from 78% in the fourth quarter of 2012.

Other Expenses

o	Selling, general and administrative expenses were 11.8% of revenue in the first quarter of 2013, 12.7% of revenue in the fourth quarter of 2012, and 9.8% in the first quarter of 2012.

o
Net interest expense and other increased to $14.1 million in the first quarter of 2013 from $11.9 million in the fourth quarter of 2012. Net interest expense decreased slightly to $10.3 million in the first quarter of 2013 compared to $10.8 million in the fourth quarter of 2012, primarily due to the repayment of $318.4 million of our Term Loan and Revolver debt in February 2013. Offset in part by a $2.9 million charge to accelerate a pro rata portion of the deferred financing costs associated with this Term Loan debt repayment.

Financial Condition and Liquidity

o
Consolidated net debt at March 31, 2013 decreased to $72 million from $582 million at December 31, 2012. Our total liquidity at March 31, 2013 was approximately $1.1 billion, consisting of cash on hand of $626 million and revolver availability of $514 million. Net debt to book capitalization at March 31, 2013 was 5%. (Net debt to book capitalization is a non-GAAP measure. See reconciliation attached hereto.)

o
We incurred capital expenditures (including capitalized interest) totaling $80 million in the first quarter of 2013, compared to $157 million in the fourth quarter of 2012 and $107 million in the first quarter of 2012. $30 million of first quarter 2013 capital expenditures related to the H534 conversion.

Footnotes to “Summary of Results”:

(1)	Fourth quarter 2012 asset impairment charge of $157.8 million related to the pending sale of the Caesar and related mobile pipelay equipment.

(2)	Fourth quarter 2012 included impact of $157.8 million asset impairment charge related to the pending sale of the Caesar and related mobile pipelay equipment.

(3)	Fourth quarter 2012 included $138.6 million asset impairment charge related to the February 2013 sale of our oil and gas business.

(4)	Non-GAAP measure. See reconciliation attached hereto.

Footnotes to “Segment Information, Operational and Financial Highlights”:

(1)	Fourth quarter 2012 asset impairment charge of $157.8 million related to the pending sale of the Caesar and related mobile pipelay equipment.

(2)	Fourth quarter 2012 included $138.6 million asset impairment charge related to February 2013 the sale of our oil and gas business.

* * * * *
Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its first quarter 2013 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Time on Monday, April 22, 2013, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-728-2056 for persons in the United States and +1-212-231-2900 for international participants. The passcode is "Tripodo". A replay of the conference will be available under "Investor Relations" by selecting the "Audio Archives" link from the same page beginning approximately two hours after the completion of the conference call.

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides key life of field services to the energy market. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily Adjusted EBITDA from continuing operations and Adjusted EBITDAX, net debt and net debt to book capitalization. We calculate Adjusted EBITDA from continuing operations as earnings before net interest expense and other, taxes, depreciation and amortization.  Adjusted EBITDAX is Adjusted EBITDA plus the earnings of our former oil and gas business before net interest expense and other, taxes, depreciation and amortization, and exploration expenses. Net debt is calculated as the sum of financial debt less cash and equivalents on hand. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt, convertible preferred stock and shareholders’ equity. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period. Adjusted EBITDA and Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy, any statements regarding future utilization, any projections of financial items; the timing of the closing of our pipelay vessel sales; future operations expenditures; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; delays, costs and difficulties related to the pipelay vessel sales; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Mar. 31,
(in thousands, except per share data)	2013	2012
	(unaudited)

Revenues	$197,429	$229,842
Cost of sales	144,862	157,359
Gross profit	52,567	72,483
Loss on settlement of commodity derivative contracts	(14,113)	-
Selling, general and administrative expenses	(23,216)	(22,415)
Income from operations	15,238	50,068
Equity in earnings of investments	610	407
Other income - oil and gas	2,818	-
Net interest expense and other	(16,889)	(31,534)
Income before income taxes	1,777	18,941
Income tax provision	443	1,278
Income from continuing operations	1,334	17,663
Discontinued operations, net of tax	1,058	48,853
Net income, including noncontrolling interests	2,392	66,516
Less net income applicable to noncontrolling interests	(777)	(789)
Net income applicable to Helix	$1,615	$65,727

Weighted Avg. Common Shares Outstanding:
Basic	105,032	104,530
Diluted	105,165	104,989

Basic earnings per share of common stock:
Continuing operations	$0.01	$0.16
Discontinued operations	0.01	0.46
Net income per share of common stock	$0.02	$0.62

Diluted earnings per share of common stock:
Continuing operations	$0.01	$0.16
Discontinued operations	0.01	0.46
Net income per share of common stock	$0.02	$0.62

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Mar. 31, 2013	Dec. 31, 2012	(in thousands)	Mar. 31, 2013	Dec. 31, 2012
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and equivalents (1)	$625,650	$437,100	Accounts payable	$100,553	$92,398
Accounts receivable	177,623	186,073	Accrued liabilities	122,024	161,514
Other current assets	61,189	96,934	Income tax payable	35,797	-
C-A of discontinued operations	-	84,000	Current mat of L-T debt (1)	10,247	16,607
			C-L of discontinued operations	-	182,527
Total Current Assets	864,462	804,107	Total Current Liabilities	268,621	453,046

Property & Equipment	1,532,727	1,485,875	Long-term debt (1)	687,461	1,002,621
Equity investments	165,452	167,599	Deferred income taxes	290,102	359,237
Goodwill	61,732	62,935	Other long-term liabilities	14,976	5,025
Other assets, net	41,958	49,837	N-C liabilities of discontinued operations	-	147,237
N-C assets of discontinued operations	-	816,227	Shareholders' equity (1)	1,405,171	1,419,414
Total Assets	$2,666,331	$3,386,580	Total Liabilities & Equity	$2,666,331	$3,386,580

(1)	Net debt to book capitalization - 5% at March 31, 2013. Calculated as total debt less cash and equivalents ($72,058)
divided by sum of total net debt, convertible preferred stock and shareholders' equity ($1,477,229).

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three Months Ended March 31, 2013

Earnings Release:

Reconciliation From Net Income from Continuing Operations to Adjusted EBITDAX:

	1Q13	1Q12	4Q12
	(in thousands)

Net income (loss) from continuing operations	$1,334	$17,663	$(98,872)
Adjustments:
Income tax provision (benefit)	443	1,278	(57,753)
Net interest expense and other	16,889	31,534	11,876
Depreciation and amortization	24,380	24,649	25,016
Asset impairment charges	-	-	157,951
EBITDA	43,046	75,124	38,218
Adjustments:
Noncontrolling interest	(1,015)	(1,026)	(1,039)
Loss on commodity derivative contracts	-	-	9,977
Loss on sale of assets	-	-	543
Adjusted EBITDA from continuing operations	42,031	74,098	47,699

Adjusted EBITDAX from discontinued operations	31,754	134,543	65,528
Adjusted EBITDAX	$73,785	$208,641	$113,227

We calculate adjusted EBITDA from continuing operations as earnings before net interest expense and other, taxes, depreciation and amortization. Adjusted EBITDAX is adjusted EBITDA plus the earnings of our former oil and gas business before net interest expense and other, taxes, depreciation and amortization, and exploration expenses. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company and help investors meaningfully compare our results from period to period. Adjusted EBITDA and EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three Months Ended March 31, 2013

Earnings Release:

Reconciliation of significant items:

1Q13
(in thousands, except earnings per share data)

Nonrecurring items in continuing operations:
Loss on settlement of commodity derivative contracts	$14,113
Tax benefit of the above	(4,940)
Nonrecurring items in continuing operations, net:	$9,173

Diluted shares	105,165
Net after income tax effect per share	$0.09

Nonrecurring items in discontinued operations:
Loss on sale of ERT	$22,653
Tax benefit of the above	(7,929)
Nonrecurring items in discontinued operations, net:	$14,724

Diluted shares	105,165
Net after income tax effect per share	$0.15